UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2020
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 1, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of CEC Entertainment, Inc. (the “Company”) approved, and 28 of the Company’s employees (including each named executive officer of the Company) entered into, a Key Employee Retention Program (a “KERP”). The KERP is designed to retain employees of the Company in their current roles over the near term while providing them with financial stability. Retention payments provided pursuant to the KERP are contingent upon the participants’ continued employment with the Company through the expiration of the applicable “retention period.” For all KERP participants other than J. Roger Cardinale, the “retention period” is the earlier of twelve months from the effective date of the KERP letter agreements or thirty days following the effective date of a restructuring. For Mr. Cardinale, the “retention period” is September 30, 2020. A participant will forfeit the full amount of his or her KERP payment if the participant is terminated for cause or voluntarily terminates his or her employment with the Company without good reason (other than as a result of permanent disability), and such participant must repay the KERP payment in full. The KERP payments are in lieu of any bonuses or long-term incentive awards, if any, that would otherwise be due or payable to the KERP participants for calendar year 2020. In addition, Mr. Cardinale’s KERP payment is in lieu of any severance or similar termination payments that he would otherwise be entitled to receive under his employment agreement. The KERP was formulated with the input and based upon the recommendations of the Committee’s independent compensation consultant.

The Company’s named executive officers will receive the following amounts under the KERP:

Named Executive Officer	Retention Award Amount
David McKillips Chief Executive Officer	$1,300,000
J. Roger Cardinale President	$900,000
James Howell Executive Vice President and Chief Financial Officer	$675,000

Item 8.01. Other Events
Reliance on SEC Relief from Filing Requirements
On May 11, 2020, the Company filed a Current Report on Form 8-K pursuant to the Order of the Securities and Exchange Commission, issued March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (Release No. 34-88465) (the “Order”). In reliance on the Order, the Company stated that it required additional time to finalize its Quarterly Report on Form 10-Q for the quarter ended March 29, 2020 (the “Form 10-Q”), due to the noted challenges resulting from the novel coronavirus (COVID-19), and that it anticipated filing the Form 10-Q on or before June 12, 2020. The Company now anticipates that it will file the Form 10-Q on or before June 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: June 5, 2020	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

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